Consent of Independent Auditors







We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus and in Part B and to the incorporation by reference in Part B of our report dated January 21, 2000 on the financial statements and the financial highlights of Principal Special Markets Fund, Inc., in this Post-Effective Amendment No. 11 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474) and related Prospectus of Principal Special Markets Fund, Inc.


                                                            /s/Ernst & Young LLP


Des Moines, Iowa
March 23, 2000